Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:
Lori Zimmerman Mayer
Investor Relations
610-925-2000

GENESIS HEALTHCARE CORPORATION
REPORTS FIRST QUARTER FISCAL 2005 RESULTS

•	$0.52 Earnings Per Diluted Share from Continuing Operations

•	$24.5 Million of Operating Cash Flow Generated

•	PA Provider Assessment Approved, But Not Yet Reflected in Results

KENNETT SQUARE, PA – (February 1, 2005) – Genesis HealthCare Corporation (“GHC”) (NASDAQ:GHCI) today announced income from continuing operations of $10.7 million, or $0.52 per diluted share, and net income of $10.8 million, or $0.53 per diluted share, for the quarter ended December 31, 2004, up from pro forma income from continuing operations of $6.4 million, or $0.32 per diluted share, and pro forma net income of $4.8 million, or $0.24 per diluted share, in the comparable period in the prior year. Pro forma results in the prior year quarter assume the December 1, 2003 spin-off of GHC from NeighborCare, Inc. occurred on October 1, 2003. (See attached pro forma financial information on page 9).

Revenue for the quarter ended December 31, 2004 grew 8.9% to $402.4 million from $369.4 million in the comparable period in the prior year.

EBITDA for the quarter ended December 31, 2004 grew 17.4% to $34.5 million, up from $29.4 million of EBITDA for the comparable period in the prior year. (See attached reconciliation on page 5). EBITDA in the quarter ended December 31, 2004 was reduced by $0.5 million, or $0.02 per diluted share, for charges related to the early extinguishment of debt. EBITDA in the quarter ended December 31, 2003 was reduced by $0.2 million, or $0.01 per diluted share, also for charges related to the early extinguishment of debt.

The Pennsylvania provider tax assessment was not approved until January 2005 and is still subject to a public comment period, and accordingly, the benefit associated with the assessment was not included in the results for the quarter ended December 31, 2004. The net benefit will be recorded when final implementation instructions are received from the Commonwealth, which is expected to occur in the quarter ended March 31, 2005. The provider tax assessment and the associated rate increase are retroactive to July 1, 2003.

“We have been working closely with Pennsylvania state officials for more than a year to ensure that seniors in the Commonwealth have access to quality care and that providers are adequately reimbursed for their services,” stated George V. Hager, Jr., Chairman and CEO. “We are encouraged by the passage of the assessment, which signifies the Commonwealth’s and Federal government’s continued commitment to seniors.”

“We posted another fundamentally strong quarter, particularly in our inpatient services business, as earnings growth benefited from higher than expected Medicaid rates, continued reduction in nurse agency costs, and improved collections of older accounts receivable, resulting in lower bad debt expense,” continued Hager. “Furthermore, our rehabilitation services segment demonstrated improved operating results compared to our most recent quarter, but operating margins continued to be pressured by the high demand for therapists.”

Inpatient Services
Inpatient services net revenue of $357.5 million in the quarter ended December 31, 2004 grew 8.1%, or $26.7 million, from $330.9 million in the comparable period in the prior year. Scheduled rate increases and higher patient acuity, offset by slightly lower occupancy and lower non-Medicaid patient mix, contributed $20.3 million to the revenue growth. The remaining $6.4 million ofrevenue growth in the quarter ended December 31, 2004 was attributed to the consolidation of two inpatient centers previously managed by GHC, which were consolidated in the second quarter of fiscal 2004, and are therefore not included in the revenue results for the quarter ended December 31, 2003.

Inpatient services EBITDA of $50.1 million in the quarter ended December 31, 2004 grew 20.8%, or $8.6 million, from $41.5 million in the comparable period in the prior year. The consolidation of the two previously described inpatient centers contributed $1.3 million of EBITDA growth, while improved collections of older accounts receivable resulted in $1.4 million in reduced bad debt expense.

In addition, the Company’s operational improvement plan continues to benefit the inpatient services segment. Agency labor costs decreased this quarter by 35.2% on a per patient day basis versus the comparable period in the prior year, primarily due to a reduction in professional (RN/LPN) agency utilization. This improvement was achieved while continuing a commitment to high quality care and without a significant change in overall nursing hours per patient day.

Rehabilitation Services
Rehabilitation services revenues grew to $52.0 million in the quarter ended December 31, 2004 versus $45.6 million in the comparable period in the prior year. EBITDA declined slightly to $2.5 million in the quarter ended December 31, 2004 versus $2.6 million in the comparable period in the prior year due to continued pressure on labor costs associated with a shortage of therapists.

Balance Sheet and Cash Flow
GHC generated operating cash flow of $24.5 million in the quarter. During the quarter, the Company repaid $26.4 million of debt, including an $11.0 million, 11.0% fixed rate mortgage and approximately $14.0 million on the Term Loan B component of the senior credit facility. GHC ended the quarter with $118.3 million in cash and $378.3 million of total debt.

Capital spending in the quarter was $11.1 million, up from GHC’s previous run-rate. “We are improving our systems infrastructure and plan to invest more actively in our physical plant,” said James V. McKeon, Chief Financial Officer. “As the year progresses, we expect to increase incrementally our quarterly levels of capital spending, as we modernize our facilities. In addition, we continue to groom our portfolio, focusing on centers with strong market share in core markets. Accordingly, we sold our two remaining properties in the State of Wisconsin, and since quarter end, we terminated a lease in New Jersey, purchased a previously leased skilled nursing facility for $15.8 million, including the assumption of $9.5 million of debt, and acquired our joint venture partner’s interest in a skilled nursing facility for $0.5 million and the assumption of $6.0 million of debt, all of which was repaid at the closing of the transaction.”

“Our continued ability to generate strong cash flow has allowed us to post another strong quarter from an earnings, balance sheet, leverage, and capital investment perspective,” concluded McKeon. “We remain focused on our operational improvement plan and margin expansion initiatives, but we will also look to develop a best-in-class finance, information, and administrative services organization in our continuing effort to enhance quality in all areas.”

Basis of Presentation
The accompanying financial information through November 30, 2003 was prepared on a basis which reflects the historical financial information of GHC assuming the operations of NCI contributed in the spin-off were organized as a separate legal entity, owning certain net assets of NCI. Beginning December 1, 2003, the accompanying financial information has been prepared on a basis which reflects the net operations of GHC as a stand alone entity. The allocation methodologies followed in preparing the accompanying financial information prior to the December 1, 2003 spin-off may not necessarily reflect the results of operations, cash flows, or financial position of GHC in the future, or what the results of operations, cash flows or financial position would have been had GHC been a separate stand-alone entity for all periods presented.

Discontinued Operations
GHC accounts for discontinued operations, including assets held for sale, under the provisions of Statement of Financial Accounting Standards, No. 144 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of” (“SFAS 144”). Under SFAS 144, discontinued businesses including assets held for sale are removed from the results of continuing operations and presented as a separate line on the statement of operations.

Conference Call
Genesis HealthCare Corporation will hold a conference call at 10:00 a.m. EST on Wednesday, February 2, 2005 to discuss the results. Investors can access the conference call by phone at (888) 798-1823 or live via webcast through the GHC web site at http://www.genesishcc.com, where a replay of the call will also be posted for one year.

About Genesis HealthCare Corporation
Genesis HealthCare Corporation (NASDAQ: GHCI) is one of the nation’s largest long term care providers with over 200 skilled nursing centers and assisted living residences in 12 eastern states. Genesis also supplies contract rehabilitation therapy to over 650 healthcare providers in 21 states and the District of Columbia.

Visit our website at www.genesishcc.com.

Statements made in this release, our website and in our other public filings and releases, which are not historical facts contain “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,”“believe,”“plan,”“estimate,”“expect,”“intend,”“may,” “target,” “appears” and similar expressions. Such forward looking statements include, without limitation, the effect of the spin-off on our operations, expected reimbursement rates, including RUGs changes, agency labor utilization, voluntary debt repayments, share repurchases, provider tax assessments, changes in state Medicaid rates, and levels of capital spending. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; the nature, timing and amount of provider tax assessments, including with respect to the Commonwealth of Pennsylvania; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for and availability of qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; changes in interest expense; and an economic downturn or changes in the laws affecting our business in those markets in which we operate.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

# # #

GENESIS HEALTHCARE CORPORATION UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended
	December 31, 2004	December 31, 2003

Net revenues	$402,436	$369,395
Operating expenses:
Salaries, wages and benefits	246,042	226,867
Other operating expenses	114,295	105,554
Loss on early extinguishment of debt	543	173
Lease expense	7,062	7,411
Depreciation and amortization expense	11,345	11,588
Interest expense	6,632	5,821

Income before income tax expense, equity in net income of unconsolidated affiliates and minority interests	16,517	11,981
Income tax expense	6,705	4,860

Income before equity in net income of unconsolidated affiliates and minority interests	9,812	7,121
Equity in net income of unconsolidated affiliates	1,111	558
Minority interests	(271)	(75)

Income from continuing operations	10,652	7,604
Income (loss) from discontinued operations, net of taxes	196	(1,598)

Net income	$10,848	$6,006

Per common share data (1):
Basic:
Income from continuing operations	$0.53	$0.38
Income (loss) from discontinued operations	0.01	(0.08)
Net income	$0.54	$0.30
Weighted average shares	20,023,478	19,898,150

Diluted:
Income from continuing operations	$0.52	$0.38
Income (loss) from discontinued operations	0.01	(0.08)
Net income	$0.53	$0.30
Weighted average shares	20,517,525	19,935,017

(1) – The computation of per common share data in the three months ended December 31, 2003 was prepared on a pro forma basis assuming that the common shares of GHC distributed on December 1, 2003 in connection with the spin-off were outstanding since October 1, 2003.

GENESIS HEALTHCARE CORPORATION RECONCILIATION OF NET INCOME TO EBITDA (IN THOUSANDS)

	Three months ended
	December 31, 2004	December 31, 2003

Net income	$10,848	$6,006
Add back:
(Income) loss from discontinued operations, net of taxes	(196)	1,598
Equity in net income of unconsolidated affiliates	(1,111)	(558)
Minority interests	271	75
Income tax expense	6,705	4,860
Interest expense	6,632	5,821
Depreciation and amortization expense	11,345	11,588

EBITDA	$34,494	$29,390

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GENESIS HEALTHCARE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31, 2004	September 30, 2004

Assets:
Current assets:
Cash and equivalents	$118,300	$126,071
Current portion of restricted investments
in marketable securities	30,387	29,887
Accounts receivable, net	170,044	164,622
Prepaid expenses and other current assets	32,428	33,526
Assets held for sale	1,400	6,267

Total current assets	352,559	360,373

Property and equipment, net	696,214	695,511
Assets held for sale	2,511	2,511
Restricted investments in marketable securities	66,491	65,121
Other long-term assets	115,552	120,647

Total assets	$1,233,327	$1,244,163

Liabilities and Shareholders’ Equity:
Current liabilities:
Current installments of long-term debt	$5,528	$27,230
Accounts payable and accrued expenses	143,323	150,661
Current portion of self-insurance liability reserves	30,387	29,887

Total current liabilities	179,238	207,778

Long-term debt	372,793	375,841
Self-insurance liability reserves	63,899	62,920
Other long-term liabilities	31,302	28,858
Commitments and contingencies

Common stock	201	200
Additional paid-in-capital	554,636	547,841
Retained earnings	31,354	20,504
Accumulated other comprehensive (loss) income	(96)	221

Total shareholders’ equity	586,095	568,766

Total liabilities and shareholders’ equity	$1,233,327	$1,244,163

GENESIS HEALTHCARE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
(IN THOUSANDS)

	Three months ended
	December 31, 2004	December 31, 2003

Cash flows from operating activities:
Net income	$10,848	$6,006
Net charges included in operations not requiring funds	20,802	17,894
Changes in assets and liabilities:
Accounts receivable	(5,448)	(2,525)
Accounts payable and accrued expenses	(10,616)	14,126
Other, net	8,916	(3,298)

Total adjustments	13,654	26,197

Net cash provided by operating activities	24,502	32,203

Cash flows from investing activities:
Capital expenditures	(11,126)	(7,806)
Net purchases of restricted marketable securities	(2,187)	(2,454)
Purchase of eldercare centers and lease amendments	—	(40,589)
Proceeds from sale of eldercare assets	5,292	7,129
Other, net	905	568

Net cash used in investing activities	(7,116)	(43,152)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	410,000
Repayment of long-term debt and payment of sinking fund requirements	(26,393)	(228,610)
Debt issuance costs	—	(9,337)
Proceeds from exercise of stock options	1,236	—
Net transactions with NCI, prior to the spin-off	—	(55,548)

Net cash (used in) provided by financing activities	(25,157)	116,505

Net (decrease) increase in cash and equivalents	$(7,771)	$105,556
Cash and equivalents:
Beginning of period	126,071	8,791

End of period	$118,300	$114,347

GENESIS HEALTHCARE CORPORATION
FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three months ended
Segment Data (dollars in thousands)	December 31, 2004	December 31, 2003

Inpatient services
Revenue	$357,545	$330,891
EBITDA – $	50,085	41,455
EBITDA – %	14.0%	12.5%
Rehabilitation therapy services (including intersegment amounts)
Revenue	$51,975	$45,609
EBITDA – $	2,466	2,593
EBITDA – %	4.7%	5.7%

	Three months ended
Selected Operating Statistics	December 31, 2004	December 31, 2003

Occupancy – Licensed Beds	90.4%	91.2%
Patient Days:
Private and other	330,010	338,895
Medicare	260,445	256,901
Medicaid	1,110,148	1,086,128

Total Days	1,700,603	1,681,924

Per Diems:
Private and other	$205.01	$204.21
Medicare	365.88	346.13
Medicaid (1)	169.16	158.21
Nursing labor costs per patient day:
Employed labor	$80.23	$75.15
Agency labor	3.44	5.30

Total	$83.67	$80.45

End of period:	Inpatient Licensed Beds	Inpatient Facility Count

Owned
- Skilled Nursing	14,894	117
- Assisted Living	848	7

Total Owned	15,742	124
Leased
- Skilled Nursing	4,071	28
- Assisted Living	557	6

Total Leased	4,628	34

Total Owned and Leased (Consolidated)	20,370	158

Jointly Owned
- Skilled Nursing	2,117	15
- Assisted Living	656	5
Managed
- Skilled Nursing	2,385	19
- Assisted Living	603	5
- Transitional Care Units	331	13

Total Jointly Owned and Managed– (Unconsolidated)	6,092	57

(1) – Medicaid per diems exclude any retroactive rate increases or adjustments that do not relate to the period presented.

GENESIS HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statement presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in GHC’s annual report on Form 10-K filed on December 14, 2004.

The following unaudited pro forma condensed statement of operations for the three months ended December 31, 2003 is presented as if the spin-off of GHC occurred on October 1, 2003.

The unaudited pro forma condensed financial statement is presented for informational purposes only and is not necessarily indicative of what our financial position and results of operations actually would have been for the period presented if the spin-off occurred on October 1, 2003, nor does such financial statement purport to represent the results of future periods. The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable and are described in the notes accompanying the unaudited pro forma condensed financial statement. No changes in operating revenues and expenses have been made to reflect the results of any modifications to operations that might have been made had the spin-off of GHC been completed on the aforesaid effective date for purposes of the pro forma results.

GENESIS HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2003
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Historical	Pro Forma

	GHC	Adjustments		GHC

Net revenues	$369,395	$—		$369,395

Expenses:
Operating expenses	332,594	—		332,594
Lease expense	7,411	—		7,411
Depreciation and amortization expense	11,588	88	(1)	11,676
Interest expense	5,821	1,864	(2)	7,685

Income before income tax expense equity in net income of unconsolidated affiliates and minority interests	11,981	(1,952)		10,029

Income tax expense	4,860	(773)	(3)	4,087

Income before equity in net income of unconsolidated affiliates and minority interests	7,121	(1,179)		5,942

Equity in net income of unconsolidated affiliates	558	—		558

Minority interests	(75)	—		(75)

Income from continuing operations	7,604	(1,179)		6,425
Loss from discontinued operations, net of taxes	(1,598)	—		(1,598)

Net income	$6,006	$(1,179)		$4,827

Per common share data:
Basic:
Income from continuing operations	$0.38			$0.32
Loss from discontinued operations	(0.08)			(0.08)
Net income	$0.30			$0.24
Weighted average shares	19,898,150			19,898,150

Diluted:
Income from continuing operations	$0.38			$0.32
Loss from discontinued operations	(0.08)			(0.08)
Net income	$0.30			$0.24
Weighted average shares	19,935,017			19,935,017

See accompanying Notes to the Unaudited Pro Forma Condensed Statement of Operations.

GENESIS HEALTHCARE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

General note:

The unaudited pro forma condensed statement of operations reflects all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations for the three months ended December 31, 2003, assuming the spin-off occurred on October 1, 2003.

(1)	Represents the amortization of estimated deferred financing fees and expenses related to our new financing arrangements offset by reduced historical amortization of deferred financing fees written-off following the repayment of the existing indebtedness.

Three months ended December 31, 2003 (in thousands)
Historical financing fee amortization	$(54)
New financing fee amortization	142
$88

(2)	Reflects the increase in estimated interest expense for the months of October and November 2003 based upon the incurrence of incremental debt following the spin-off and an estimated weighted borrowing average rate of6.8% following the spin-off.

Debt service under our new senior credit facility is based upon a variable interest rate that may fluctuate due to market conditions and / or our operating performance. A variance of 1/8% in variable rates of interest would change interest expense by approximately $58 thousand for the three months ended December 31, 2003.

(3)	Income tax expense is reported at an estimated effective tax rate of 39.6%.